As filed with the Securities and Exchange Commission on December 20, 2013

Registration No. 333-179823

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

to

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FAIRMOUNT BANCORP, INC.

(Exact Name of Company as Specified in Its Charter)

Maryland	27-1783911
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

8216 Philadelphia Road Baltimore, Maryland	21237
(Address of Principal Executive Offices)	(Zip Code)

Fairmount Bancorp, Inc.

2010 Stock Option Plan

(Full title of the Plan)

Fairmount Bancorp, Inc.

2010 Recognition and Retention Plan

and Trust Agreement

(Full title of the Plan)

Joseph M. Solomon, President

Fairmount Bancorp, Inc.

8216 Philadelphia Road

Baltimore, Maryland 21237

(Name and Address of Agent For Service)

(410) 866-4500

(Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Edward B. Crosland, Jr., Esq.

Peter J. Rivas, Esq.

Jones Walker LLP

499 South Capitol Street, S.W.

Washington, D.C. 20003

(202) 203-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 (the “Amendment”) relates to the Registration Statement 333-179823, filed with the SEC on March 1, 2012 (the “Registration Statement”) registering 62,164 shares of common stock, $0.01 par value per share (the “Common Stock”), of Fairmount Bancorp, Inc. (the “Company”) under the Company’s 2010 Stock Option Plan and 2010 Recognition and Retention Plan and Trust Agreement.

In accordance with an undertaking made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for issuance that remain unsold at the termination of the offering, the Company hereby removes from registration all of such securities of the Company registered but unsold under the Registration Statement.

SIGNATURES

The Company. Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No.1 to the Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the County of Baltimore, State of Maryland, on this 20th day of December, 2013.

FAIRMOUNT BANCORP, INC.

By:	/s/ Joseph M. Solomon
Joseph M. Solomon
President and Chief Executive Officer
(Duly Authorized Representative)

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